Exhibit 99.1

Gibraltar Reports Record Quarterly Sales and Earnings

    BUFFALO, N.Y.--(BUSINESS WIRE)--Aug. 11, 2003--

  Quarterly Sales Exceed $200 Million for First Time; Acquisitions of
    Construction Metals and Air Vent Contribute to Record Earnings

    Gibraltar (Nasdaq: ROCK) said today that its sales and earnings for the quarter ended June 30, 2003, were the highest for any quarter in the Company's history. Sales in the second quarter of 2003 were $203.4 million, an increase of 18.6 percent compared to $171.5 million in the second quarter of 2002. Sales for the first six months of 2003 were $364.9 million, an increase of 15.4 percent compared to $316.2 million in the first half of 2002.
    Net income of $8.3 million in the second quarter of 2003 was a quarterly record, and increased 3.6 percent compared to $8.0 million in the second quarter of 2002. During the first half of 2003, net income was $13.2 million, an increase of 9.3 percent compared to $12.0 million in the first six months of 2002.
    Earnings per share in the second quarter of 2003 were $.51, compared to $.49 in the second quarter of 2002, on approximately the same number of weighted average shares outstanding. During the first six months of 2003, earnings per share were $.82, compared to $.81 in the first half of 2002, and there were approximately 9 percent more weighted average shares outstanding in the first six months of 2003 as a result of Gibraltar's successful completion of its secondary stock offering of 3,150,000 shares in March of 2002.
    "Our ability to generate our best-ever quarterly sales and earnings, even though the economy is nowhere near full strength, is a direct result of the strategic positioning of our company and outstanding work by all 3,700 men and women on the Gibraltar Team," said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.
    "The immediately accretive impact of our two second-quarter acquisitions - Construction Metals and Air Vent - offset the slowdown in automotive production. Our second-quarter performance once again demonstrated that our steps to broaden our customer base and business mix, extend our reach into many of North America's fastest-growing geographic and steel-consuming markets, and our push into manufactured end products (which accounted for 53 percent of our sales in the first six months of 2003) allows us to generate profitable growth even in a weak economy," said Mr. Lipke.
    On April 1, Gibraltar acquired Construction Metals, Inc., an Ontario, California-based, privately held manufacturer of a wide array of building and construction products, which are distributed from ten facilities to retail and wholesale customers throughout the western United States. On May 1, the Company announced that it had acquired Air Vent Inc., a Dallas, Texas-based subsidiary of CertainTeed Corporation, making Gibraltar North America's largest manufacturer of ventilation products and accessories. The two companies add approximately $100 million to Gibraltar's annual sales.
    "Our acquisitions of Construction Metals and Air Vent will have a major impact on our sales and profitability levels in the future. They will help us achieve our longstanding goals of 20 percent average annual growth in sales and earnings, improved operating margins, and higher returns on sales, shareholders' equity, and investment," said Mr. Lipke.
    "We expect to continue our positive year-over-year quarterly sales and earnings comparisons in the third quarter, and barring a significant change in business conditions, we expect our third-quarter earnings per share will be in the range of $.45 to $.49, compared to $.44 in the third quarter of 2002, on approximately the same number of weighted average shares outstanding," said Mr. Lipke.
    "We have now generated quarter-over-quarter improvements in both sales and net income for five consecutive quarters, in a tough economic environment, and we believe we are well positioned to generate record sales and earnings in 2003, even in the face of a slow and struggling economy. While we take satisfaction in having generated record results, we have clear targets to improve our performance. We continue our intense focus on both our day-to-day operations and acquisitions, in an effort to achieve our stated goals and objectives," said Mr. Lipke.

    Gibraltar is one of North America's leading metal processors, a manufacturer of more than 5,000 steel and other metal products, and North America's second-largest commercial heat treater. The Company serves approximately 10,000 customers in a variety of industries in all 50 states, Canada, and Mexico. It has approximately 3,700 employees and operates 68 facilities in 26 states, Canada, and Mexico.

    Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including the impact of changing steel prices on the Company's results of operations; changing demand for the Company's products; risks associated with the integration of acquisitions; and changes in interest or tax rates.

    Gibraltar will review its second-quarter results and discuss its outlook for the rest of 2003 during its quarterly conference call on August 11, at 2 p.m. ET. Details on the conference call can be found on the Gibraltar Web site, at www.gibraltar1.com.

    Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.


                      GIBRALTAR STEEL CORPORATION
                         Financial Highlights
                 (in thousands, except per share data)

                                              Three Months Ended
                                         June 30,            June 30,
                                           2003                2002
                                       -----------         -----------
                                       (unaudited)         (unaudited)

Net Sales                               $ 203,406           $ 171,520
Net Income                              $   8,251           $   7,962
Net Income Per Share-Basic              $     .52           $     .50
Weighted Average Shares
 Outstanding-Basic                         15,938              15,835
Net Income Per Share-Diluted            $     .51           $     .49
Weighted Average Shares
 Outstanding-Diluted                       16,103              16,158


                                              Six Months Ended
                                         June 30,            June 30,
                                           2003                2002
                                       -----------         -----------
                                       (unaudited)         (unaudited)

Net Sales                               $ 364,938           $ 316,233
Net Income                              $  13,155           $  12,040
Net Income Per Share-Basic              $     .83           $     .83
Weighted Average Shares
 Outstanding-Basic                         15,925              14,561
Net Income Per Share-Diluted            $     .82           $     .81
Weighted Average Shares
 Outstanding-Diluted                       16,086              14,808


                      GIBRALTAR STEEL CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           June              December
                                            30,                 31,
                                           2003                2002
                                       -----------         -----------
                                       (unaudited)           (audited)
Assets
------
Current assets:
  Cash and cash equivalents             $   8,448           $   3,662
  Accounts receivable                     125,398              87,772
  Inventories                             119,566             106,155
  Other current assets                      7,635               5,405
                                       -----------         -----------
      Total current assets                261,047             202,994

Property, plant and equipment, net        248,328             231,526
Goodwill                                  255,467             133,452
Other assets                               10,425               8,596
                                       -----------         -----------
                                        $ 775,267           $ 576,568
                                       ===========         ===========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
  Accounts payable                      $  58,158           $  42,074
  Accrued expenses                         30,360              22,050
  Current maturities of long-term debt     14,848                 624
                                       -----------         -----------
      Total current liabilities           103,366              64,748

Long-term debt                            307,902             166,308
Deferred income taxes                      49,701              44,656
Other non-current liabilities               7,511               7,739
Shareholders' equity:
  Preferred shares                              -                   -
  Common shares                               160                 160
  Additional paid-in capital              125,142             124,825
  Retained earnings                       183,941             172,147
  Accumulated comprehensive loss           (2,232)             (2,560)
  Unearned compensation                      (930)             (1,086)
  Currency translation adjustment             706                (369)
                                       -----------         -----------
      Total shareholders' equity          306,787             293,117
                                       -----------         -----------
                                        $ 775,267           $ 576,568
                                       ===========         ===========


                      GIBRALTAR STEEL CORPORATION

              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except per share date)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                           2003        2002        2003        2002
                        ----------  ----------  ----------  ----------
                       (unaudited) (unaudited) (unaudited) (unaudited)
Net sales               $ 203,406   $ 171,520   $ 364,938   $ 316,233

Cost of sales             162,765     136,123     295,151     253,622
                        ----------  ----------  ----------  ----------

  Gross profit             40,641      35,397      69,787      62,611

Selling, general and
 administrative expense    23,185      19,877      41,618      37,474
                        ----------  ----------  ----------  ----------

  Income from operations   17,456      15,520      28,169      25,137

Interest expense            3,704       2,139       6,244       4,902
                        ----------  ----------  ----------  ----------

  Income before taxes      13,752      13,381      21,925      20,235

Provision for income
 taxes                      5,501       5,419       8,770       8,195
                        ----------  ----------  ----------  ----------

  Net income            $   8,251   $   7,962   $  13,155   $  12,040
                        ==========  ==========  ==========  ==========

Net income per share -
 Basic                  $    .52    $     .50   $     .83   $     .83
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - Basic       15,938      15,835      15,925      14,561
                        ==========  ==========  ==========  ==========

Net income per share -
 Diluted                $    .51    $     .49   $     .82   $     .81
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - Diluted     16,103      16,158      16,086      14,808
                        ==========  ==========  ==========  ==========


                      GIBRALTAR STEEL CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                              Six Months Ended
                                                   June 30,
                                           2003                2002
                                       -----------         -----------
                                       (unaudited)         (unaudited)

Cash flows from operating activities
------------------------------------
Net income                              $  13,155           $  12,040
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
Depreciation and amortization              10,957              10,050
Provision for deferred income taxes         1,402               2,324
Undistributed equity investment income        203                 133
Other noncash adjustments                     304                 228
Increase (decrease) in cash resulting
 from changes in (net of acquisitions):
  Accounts receivable                     (23,699)            (26,562)
  Inventories                                (441)             (7,614)
  Other current assets                     (2,392)             (1,150)
  Accounts payable and accrued expenses    10,468              15,328
  Other assets                               (263)             (1,271)
                                       -----------         -----------

  Net cash provided by operating
   activities                               9,694               3,506
                                       -----------         -----------

Cash flows from investing activities
------------------------------------
Acquisitions, net of cash acquired        (83,580)                  -
Purchases of property, plant and
 equipment                                (10,169)             (4,527)
Net proceeds from sale of property and
 equipment                                    265                 160
                                       -----------         -----------

  Net cash used in investing activities   (93,484)             (4,367)
                                       -----------         -----------

Cash flows from financing activities
------------------------------------
Long-term debt reduction                  (25,924)            (75,942)
Proceeds from long-term debt              115,464              21,179
Payment of dividends                       (1,281)               (994)
Net proceeds from issuance of common
 stock                                        317              52,282
                                       -----------         -----------

  Net cash provided by (used in)
   financing activities                    88,576              (3,475)
                                       -----------         -----------

  Net increase (decrease) in cash and
   cash equivalents                         4,786              (4,336)

Cash and cash equivalents at beginning
 of year                                    3,662               8,150
                                       -----------         -----------

Cash and cash equivalents at end of
 period                                 $   8,448           $   3,814
                                       ===========         ===========


                      GIBRALTAR STEEL CORPORATION
                          Segment Information
                            (in thousands)

                                  Three Months Ended June 30,
                                  ---------------------------
                                                  Increase(Decrease)
                           2003        2002         $           %
                        ----------  ----------  ----------  ----------
                       (unaudited) (unaudited)

Net Sales
  Processed steel       $  69,510   $  70,622   $  (1,112)     (1.6)%
  Building products       111,984      81,086      30,898       38.1%
  Heat treating            21,912      19,812       2,100       10.6%

Total Sales             $ 203,406   $ 171,520   $  31,886       18.6%

Income from Operations
  Processed steel       $   6,441   $   8,812   $  (2,371)    (26.9)%
  Building products        13,460       8,314       5,146       61.9%
  Heat treating             2,320       2,710        (390)    (14.4)%
  Corporate                (4,765)     (4,316)       (449)    (10.4)%

Total Operating Income  $  17,456   $  15,520   $   1,936       12.5%

Operating Margin
  Processed steel             9.3%       12.5%
  Building products          12.0%       10.3%
  Heat treating              10.6%       13.7%


                                   Six Months Ended June 30,
                                   -------------------------
                                                  Increase(Decrease)
                           2003        2002         $           %
                        ----------  ----------  ----------  ---------
                       (unaudited) (unaudited)

Net Sales
  Processed steel       $ 140,713   $ 133,634   $   7,079        5.3%
  Building products       180,279     144,306      35,973       24.9%
  Heat treating            43,946      38,293       5,653       14.8%

Total Sales             $ 364,938   $ 316,233   $  48,705       15.4%

Income from Operations
  Processed steel       $  14,794   $  16,280   $  (1,486)     (9.1)%
  Building products        15,990      10,809       5,181       47.9%
  Heat treating             5,283       5,327         (44)      (.8)%
  Corporate                (7,898)     (7,279)       (619)     (8.5)%

Total Operating Income  $  28,169   $  25,137   $   3,032       12.1%

Operating Margin
  Processed steel            10.5%       12.2%
  Building products           8.9%        7.5%
  Heat treating              12.0%       13.9%

    CONTACT: Gibraltar
             Investor Relations:
             Kenneth P. Houseknecht, 716-826-6500
             khouseknecht@gibraltar1.com.